THE ZIEGLER COMPANIES, INC.
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        Monday, April 21, 1997
TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.:
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Ziegler Companies, Inc., will be held on Monday, April 21, 1997 at 10:00 A.M. (Central Daylight Time) at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, for the following purposes:
           1.   To elect two directors for a term of three years.
           2. To vote on a proposal to ratify the retention of Arthur Andersen LLP as auditors for 1997.
           3. To transact any other business which may properly come before the meeting, or any adjournments thereof.
Shareholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting and any adjournments thereof. If you plan to attend the meeting in person, and you are a shareholder whose shares are not registered in your own name, please bring to the meeting either (i) the original of the voting form sent to you by your broker with this Notice of Annual Meeting and Proxy Statement, or (ii) other written evidence of your beneficial ownership of shares on the record date, signed by a representative of the record owner.
           A PROXY AND PROXY STATEMENT ARE ENCLOSED HEREWITH.
           YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR
           REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE
           ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF
           DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND
           RETURN IMMEDIATELY.  SHAREHOLDERS WHO EXECUTE
           PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME
           BEFORE THEY ARE VOTED.
                                   By Order of the Board of Directors,
                                   /s/ Janine R. Yovanovich
                                   Janine R. Yovanovich
                                   Corporate Secretary
March 14, 1997
215 North Main Street
West Bend, Wisconsin 53095

                      THE ZIEGLER COMPANIES, INC.
                         215 North Main Street
                      West Bend, Wisconsin 53095
                                                       March 14, 1997
                            PROXY STATEMENT
        ANNUAL MEETING OF SHAREHOLDERS, MONDAY, APRIL 21, 1997
This proxy statement is being mailed to the shareholders of The Ziegler Companies, Inc. (the "Company") on March 14, 1997, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of the shareholders to be held at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, at 10:00 A.M., (Central Daylight Time) on Monday, April 21, 1997, and at any adjournments of such meeting.
Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the meeting and to vote in person. Presence at the meeting by a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting. Unless so revoked, the shares represented by proxies will be voted at the meeting and at any adjournments thereof. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.
Only shareholders of record on February 28, 1997 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,445,257 shares of Common Stock, each having one vote per share.
      STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below is a tabulation indicating those persons who, as of February 28, 1997, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on Schedule 13D filed with the Securities and Exchange Commission or other reliable information. To the best of the Company's knowledge, all shareholdings represent shares actually owned and do not include shares which the designated person has the right to acquire.


                                                Amount and Nature
     Title of             Name and Address        of Beneficial      Percent
      Class              of Beneficial Owner        Ownership       of Class

     Common Stock      Peter R. Kellogg (1)          400,300         16.37%
     $1.00 Par Value   120 Broadway
                       New York, New York
                       New West Investors,           183,500          7.50%
                       L.P. (2)
                       800 West State Street
                       Doylestown, Pennsylvania
(1) Mr. Peter R. Kellogg, Chief Executive Officer and Senior Partner, Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 400,300 shares of the Company's common stock. Of those shares, 100,300 shares were owned by Mr. Kellogg personally, and 150,000 shares were owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 100,000 shares of common stock held by his wife, and 50,000 shares of common stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared disposition and voting power. The aggregate number of shares of common stock, with respect to which Mr. Kellogg may be deemed to be the beneficial owner is 400,300 shares.
(2) New West Investors, L.P. ("New West"), 800 West State Street, Doylestown, Pennsylvania, filed Schedule 13D dated January 17, 1997 with the Securities and Exchange Commission. Mr. Gerald J. Gagner is the sole general partner of New West with voting and dispositive control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock of the Company that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. According to Schedule 13D filed by New West, the shares were purchased for investment purposes only.
Set forth below is a tabulation indicating as of February 28, 1997, the shares of equity securities of the Company beneficially owned by (i) each of the executive officers of the Company, (ii) each director of the Company and each nominee for director of the Company and (iii) by all directors and executive officers of the Company as a group. Except as indicated below, no such person owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Except as indicated in the footnotes, each person has sole voting and dispositive power with respect to the number of shares indicated.
                                                Amount and Nature
Title of                    Name of               of Beneficial       Percent
 Class                 Beneficial Owner         Ownership (3)(4)     of Class
Common Stock       Peter R. Kellogg (1)               400,300         16.37%
$1.00 Par Value    R. Douglas Ziegler (1)(3)          104,604          4.27%
                   Bernard C. Ziegler III (2)          37,506          1.53%
                   Peter D. Ziegler (2)(3)             34,650          1.41%
                   Patrick D. J. Kenny (2)             18,018
                   S. Charles O'Meara (3)              15,270
                   Donald A. Carlson, Jr. (3)          11,543
                   Geoffrey G. Maclay, Jr. (3)         10,000
                   Lynn R. Van Horn (3)                 8,770
                   Jeffrey C. Vredenbregt (3)           2,600
                   John R. Green                        1,404
                   John C. Frueh                          800
                   Frederick J. Wenzel                    600
                   Stephen A. Roell                       500
All directors and executive officers
as a group                              TOTAL         646,565
                                        TOTAL PERCENT OF CLASS        23.59%
(1) Shares shown include an aggregate of 302,528 shares of common stock to which all such nominees and directors disclaim beneficial ownership. Such shares are beneficially owned in the amounts indicated: Mr. Kellogg (300,000), and Mr. R. Douglas Ziegler (2,528).
(2) Shares shown include an aggregate of 37,664 shares of common stock which are held in trusts of which nominees and directors are trustees or in custodian accounts for minors as to which directors serve as custodians, in the amount indicated: Mr. Peter D. Ziegler (5,200) (custodian, sole voting and investment power) and (10,450) (co-trustee, shared voting and investment power); Mr. Kenny (12,214) (co-trustee, shared voting and investment power); and Mr. B. C. Ziegler III (9,800) (co-trustee, shared voting and investment power). These nominees and directors disclaim beneficial ownership of these shares other than sole or shared voting and investment power as indicated.
(3) Includes shares of Common Stock which, as of February 28, 1997, were subject to outstanding stock options exercisable within 60 days as follows: Mr. O'Meara, 15,170 shares; Mr. Maclay, 10,000 shares; Mr. P.
     D. Ziegler, 9,120 shares; Mr. Van Horn, 7,210 shares; Mr. Carlson, 2,340 shares, Mr. Vredenbregt, 1,710 shares; Mr. R. D. Ziegler, 500 shares; and stock options for all directors and executive officers as a group, 46,050 shares.
(4) Except as otherwise indicated in the previous footnotes, all stock ownership is direct.
                         ELECTION OF DIRECTORS
The Board of Directors consists of eight members, of whom two or three members, as the case may be, are elected each year to serve for terms of three years or until their successors are elected. It is intended that the enclosed proxy will be voted for the election of Messrs. J. C. Frueh and J.
R. Green for terms expiring in 2000. Messrs. Frueh and Green are presently directors and were elected by a vote of the shareholders. No one has been nominated to fill the position being vacated by Mr. R. D. Ziegler, because effective March 17, 1997, the Company's Bylaws have been amended to reduce the number of directors from nine persons to eight persons. Mr. R. D. Ziegler will retire from the Board of Directors on March 17, 1997 under the Company's policy regarding mandatory retirement from the Board of Directors upon attaining a specified age.
Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the greatest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of votes actually cast. Under Wisconsin law, cumulative voting for directors is permitted, but is not presently provided for in the Company's Articles of Incorporation. Information with respect to such nominees and other directors is set forth as follows:
                                                  Director of Company
Name, Age, Principal Occupation                or a Subsidiary Thereof
 and Public Directorships (1)                    Continuously Since
Class of 1997 (Nominees)
(Term will expire in 2000)
John C. Frueh, Age 62                                   1976
  President, Aegis Group, Inc., Pittsburgh,
  Pennsylvania, a firm specializing in
  acquisition and management of manufacturing
  and distributing companies
John R. Green, age 52                                   1994
  Partner, Green Manning & Bunch, Denver,
  Colorado, a private investment banking firm
Class of 1998
(Term will expire in 1998)
Peter D. Ziegler, Age 47                                1986
  President and Chief Executive Officer
  of the Company; Director, West Bend
  Mutual Insurance Company, West Bend,
  Wisconsin; Director, Trustmark Insurance
  Company, Lake Forest, Illinois
Frederick J. Wenzel, Age 66 (1)                         1993
  Executive Director and Advisor to the
  President, Marshfield Clinic, Marshfield,
  Wisconsin, a multi-specialty medical clinic;
  Executive Vice President, Medical Group
  Management Association, Englewood, Colorado
Peter R. Kellogg, Age 54                                1995
  Chief Executive Officer and Senior Partner,
  Spear, Leeds & Kellogg, a specialist firm
  on the New York Stock Exchange;
  Director, Interstate/Johnson Lane, Inc.
Class of 1999
(Term will expire in 1999)
Patrick D. J. Kenny, Age 56 (1)                         1973
  Director of University Facilities,
  Mercer University, Macon, Georgia
Stephen A. Roell, Age 47                                1996
  Vice President and Chief Financial Officer,
  Johnson Controls, Inc., Milwaukee, Wisconsin
Bernard C. Ziegler III, Age 47                          1993
  President, Ziegler/Limbach, Inc.,
  West Bend, Wisconsin, a business development,
  management and consulting firm
(1) Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exceptions:
          Mr. Wenzel was Executive Director of the Marshfield Clinic from August 1976 to June 1993.
          Mr. Kenny was a colonel in the United States Army until October 5, 1992, when he retired. He served as Senior Vice President, Columbus, Georgia Chamber of Commerce from October 5, 1992 until October 1, 1993 when he joined Mercer University.
Messrs. R. D. Ziegler, P. D. Ziegler (son of Mr. R. D. Ziegler), B. C. Ziegler III (nephew of Mr. R. D. Ziegler) and trusts or custodian accounts as to which either Mr. P. D. Ziegler or Mr. B. C. Ziegler III serve as co-trustee or custodian own beneficially 7.12% of the outstanding common stock of the Company.
                        EXECUTIVE COMPENSATION
The Summary Compensation Table on page 7 shows the compensation for the past three years of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving as such during 1996, and whose compensation exceeded $100,000.
The table on page 7 shows information concerning the exercise of stock options during 1996 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options held by each such executive officer.
                            * * * * * * * *
Ziegler Growth Retirement Plan. All regular employees, including executive officers, of B. C. Ziegler and Company and designated subsidiaries, who have met certain length of service requirements are eligible to participate in the Ziegler Growth Retirement Plan ("Growth Plan").  The Growth Plan
consists of two components, the 401(k) component and the profit sharing component. Under the 401(k) component, participants may elect to contribute from 1% to 6% of their monthly compensation (the "Participant's Contribution"). Each Participant Contribution constitutes a salary reduction which has the effect of reducing the participant's compensation for Federal income tax purposes. B. C. Ziegler and Company contributes, on behalf of each participant, an amount equal to 50% of each Participant's Contribution. Under the profit sharing component, B. C. Ziegler and Company makes an annual determination, based on its profitability, of the amount it will contribute to the Growth Plan as a profit sharing contribution. Funds contributed by the Company will be allocated ratably to each participant's account in amounts up to 6% of the participant's annual compensation. For 1996, the Company's profit sharing contribution was 6% of eligible compensation.
Amounts contributed, accrued or vested for the fiscal year 1996, under the Growth Plan were $73,164 for all executive officers as a group and
$1,185,519 for all employees as a group.
                            * * * * * * * *
Incentive Stock Option Plan. On April 19, 1993, the shareholders of the Company approved the adoption of The Ziegler Company, Inc. 1993 Employees' Stock Incentive Plan ("1993 Plan"). Pursuant to the 1993 Plan, the Company granted qualified statutory stock options for an aggregate of 54,500 shares of the Common Stock of the Company to certain officers of the Company on December 29, 1993. The option price for each share under the options granted on December 29, 1993 is $16.625. The options expire on December 28, 2003, unless earlier terminated in connection with an employee's retirement, death, disability, or separation from the Company. The right of an employee to exercise an option is subject to a vesting schedule which provides that one-third of the shares subject to the option vest on each of the first three anniversaries of the grant.
Pursuant to the 1993 Employees' Stock Incentive Plan, on January 26, 1994, the Company issued an aggregate of 49,000 shares of restricted Common Stock of the Company to certain key employees in the Ziegler Securities Division of B. C. Ziegler and Company. Also pursuant to the 1993 Employees' Stock Incentive Plan, the Company issued an aggregate of 11,313 shares of restricted Common Stock to certain key employees in the Ziegler Securities Division on January 27, 1995. Under the restricted stock grants, an employee's title to the shares of restricted Common Stock is subject to full or partial forfeiture in accordance with a vesting schedule in the event that the employee's employment with the Company terminates for any reason before the restricted Common Stock is fully vested. The vesting schedule for the restricted Common Stock issued in 1994 extends to 2003, and the vesting schedule for the restricted Common Stock issued in 1995 extends to 2000. Pending vesting of the restricted shares of Common Stock, an employee is entitled to vote the restricted shares and receive dividends on the restricted shares. Employees may not transfer restricted shares until they are vested.
On January 22, 1993, a nonstatutory option was granted to an executive officer of the Company for 10,000 shares at a per share option price of $15.125. The option has a duration of ten years from the date of its grant. On January 26, 1996, a nonstatutory option was granted to an executive officer of a subsidiary of the Company for 10,000 shares at a per share option price of $18.570. The option has a duration of ten years from the date of its grant.
On January 9, 1997, a nonstatutory stock option was granted to an officer of a subsidiary of the Company for 5,000 shares at a per share option price of $17.375. The option has a duration of ten years from the date of its grant.
                            * * * * * * * *
Employee Stock Purchase Plan. On February 10, 1989, the Board of Directors adopted The Ziegler Company, Inc. 1989 Employees' Stock Purchase Plan (the "1989 Plan"). The purpose of the 1989 Plan is to provide employees of the Company and certain of its subsidiaries with the opportunity to purchase shares of Common Stock and thereby share in the ownership of the Company. 150,000 shares of Common Stock, $1.00 par value may be issued under the 1989 Plan.
All full-time employees of the Company and any of its designated subsidiaries who have been employed at least two years are eligible to participate in the 1989 Plan. No employee may participate if he would own, directly or indirectly, 5% or more of the total combined voting power or value of all classes of Company stock.
On such dates as may be determined by the Company's Compensation Committee, options to purchase 10 shares of Common Stock for each $1,000 or fraction thereof of compensation earned in the calendar year immediately prior to the grant of the option will be granted to eligible employees. The purchase price per share shall not be less than 85% of the fair market value of the Common Stock on the date of exercise. The Compensation Committee may specify the maximum number of shares which may be purchased by an employee. The term of any option shall be determined by the Compensation Committee, but shall not exceed five years following the date of grant.
On March 20, 1995, the Board of Directors granted options effective May 1, 1995 to 251 eligible employees to purchase a total of 104,200 shares of the Company's common stock at a purchase price equal to 85% of the fair market value of the common stock on the date the options are exercised. On the effective date of the grant of the options, the market price of the Company's common stock was $14.88 per share. The options have a term of two years after which the unexercised options will expire and the balance of the unexercised shares will become available to be re-issued pursuant to subsequent option grants. For 1995, P. D. Ziegler, S. C. O'Meara, and L. R. Van Horn were each granted options to purchase shares of common stock in the following amounts respectively: 2,120, 1,170, and 1,210. For 1995, all present executive officers as a group were granted options to purchase 6,630 shares of common stock and all employees including executive officers as a group were granted options to purchase 104,200 shares of common stock.

                                        SUMMARY COMPENSATION TABLE
                                                        Long-Term Compensation
                           Annual Compensation             Awards           Payouts

                                                                      Securities
                                                                      Underlying
                                                                      Options/    Long-
                                                                      Stock       Term
                                              Other                   Apprecia-   Incen-    All
Name                                          Annual      Restricted  tion        tive      Other
and                                           Compensa-   Stock       Rights      Plan      Compensa-
Principal                   Salary   Bonus    tion        Award       (SAR's)     Payouts   tion
Position              Year  ($)      ($)      ($)(1)      ($)         (#)         ($)       ($)(2)
P. D. Ziegler         1996  200,000   None    2,920       None         9,120      None      14,487
President and         1995  171,600   50,000  None        None        10,120      None      15,206
Chief Exec. Officer   1994  171,600   None    2,948       None         8,400      None      10,926
D. A. Carlson, Jr.    1996  151,215  100,000  None        None        2,340       None      14,470
President, Chief Exec.
Officer and Treasurer,
Ziegler Securities
Division
G. G. Maclay, Jr.     1996  108,955   8,200   None        None        10,000      None      50,660 (3)
President and Chief
Executive Officer,
Ziegler Asset Manage-
ment, Inc.
S. C. O'Meara         1996  108,160   22,500  None        None        15,170      None      11,519
Sr. Vice President    1995  104,000   22,500  None        None        15,170      None      10,472
and General Counsel   1994  104,000    7,500  None        None        14,000      None       7,252
L. R. Van Horn        1996   97,344   27,500  None        None         7,210      None      10,720
Sr. Vice President-   1995   93,600   27,500  1,794       None         7,210      None       9,825
Finance               1994   93,600   15,000  None        None         6,780      None       8,851

(1)  Value realized upon exercise of stock options.
(2) Payments by B. C. Ziegler and Company under the Growth Plan (Mr. Ziegler, $13,500; Mr. Carlson, $13,500; Mr. O'Meara, $10,747; and Mr. Van Horn,
     $9,998 and premiums paid by the Company for term life insurance and long-term disability insurance (Mr. Ziegler, $987; Mr. Carlson, $970; Mr. O'Meara, $772; Mr. Van Horn, $722; and Mr. Maclay, $660).
(3) Includes special $50,000 bonus related to acceptance of employment with the Company.

                             AGGREGATED OPTION/STOCK APPRECIATION RIGHT (SAR)
                    EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                 Value of
                                                       Number of                Unexercised
                                                      Securities               In-the-Money
                                                      Underlying               Options/SARs
                                                      Unexercised                   at
                                                    Options/SARs at          December 31, 1996
                                                   December 31, 1996                ($)

                    Number of        Value
                 Shares Acquired   Realized
Name               on Exercise        ($)      Exercisable/Unexercisable Exercisable/Unexercisable
P.D. Ziegler          1,000         $ 2,920           9,120 /  -0-           $10,446 / $  -0-
D.A.Carlson, Jr.         -          $   -             2,340 /  -0-           $ 6,154 / $  -0-
G.G. Maclay, Jr.         -          $   -             -0-   / 10,000         $ -0-   / $  -0-
S.C. O'Meara             -          $   -            15,170 /  -0-           $31,202 / $  -0-
L.R. Van Horn            -          $   -             7,210 /  -0-           $ 8,807 / $  -0-

                                 OPTIONS / SAR GRANTS IN LAST FISCAL YEAR
                                 % of
                                 Total
                             Options/SARs
                                Granted              Market
                                  to      Exercise    Price                Potential Realizable Value
                     Options/  Employees     or        on                  at Assumed Annual Rates of
                       SARs       in        Base      Date                  Stock Price Appreciation
                      Granted   Fiscal      Price      of     Expiration         for Option Term
Name                    (#)      Year      ($/Sh)     Grant      Date       0%         5%        10%
G.G. Maclay, Jr.      10,000    100.0%     $18.57     $18.57   01-26-06     $ -0-   $116,800  $296,000

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Stephen A. Roell, a director of the Company, and a member of its Compensation Committee, serves as Vice President and Chief Financial Officer of Johnson Controls, Inc., a corporation for which R. Douglas Ziegler serves as director. Mr. R. Douglas Ziegler anticipates resigning as a director of Johnson Controls, Inc. in November 1997 due to corporate policy regarding director age limitations.
                     COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for establishing compensation of the Company's executive officers. In making its determinations, the Compensation Committee considered a variety of factors. Among the factors considered are the following: (1) the financial performance of the Company as a whole on both a long-term and short-term basis (including net income and return on average shareholders' equity); (2) with respect to each individual executive officer, the financial performance of that area of the Company, if any, for which such executive is responsible, (3) the compensation levels of executive officers in similar positions in similar companies; (4) the Company's evaluation of the executive's overall job performance; and (5) any other material information which the Compensation Committee deems appropriate in the case of any particular individual. With regard to any individual executive officer, the Compensation Committee may weigh one or more of the above factors more heavily than the other factors. The Committee annually considers discretionary bonuses for executive officers as a short-term incentive.
In addition, the Company's profit sharing contribution, which had been 6% of employees' eligible compensation for 1995, remained at 6% for 1996.
Mr. Peter D. Ziegler has been President of the Company since 1986 and Chief Executive Officer of the Company since 1990. Mr. Ziegler's total compensation for 1996 was adjusted downward from 1995's level based on net income of the Company in 1996 being lower than in 1995, and the financial performance of the Company relative to the performance of other regional brokerage firms.
                                          COMPENSATION COMMITTEE
                                          John R. Green, Chairman
                                          Stephen A. Roell
                                          Frederick J. Wenzel
                           PERFORMANCE GRAPH
Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and on an index compiled by the Company of publicly held regional brokerage firms.
The firms contained within the index of publicly held regional brokerage firms are:
     Advest Group Inc.                  McDonald & Company Investments
     Alex Brown Inc.                    Morgan Keegan Inc.
     First Albany Companies Inc.        Piper Jaffray Companies Inc.
     Inter-Regional Financial Group     Raymond James Financial Corporation
     Interstate/Johnson Lane Inc.       Rodman & Renshaw Capital Group
     Jefferies Group Inc.               Scott & Stringfellow Financial
     Kinnard Investments Inc.           Stifel Financial Corporation
     Legg Mason Inc.

           12-31-92   12-31-93   12-31-94  12-31-95   12-31-96
Ziegler        $ 64      $ 70       $ 66      $ 78       $ 84
S&P 500        $108      $119       $120      $165       $203
Regionals      $118      $156       $119      $169       $237

              Assumes $100 invested on December 31, 1991.
                       COMPENSATION OF DIRECTORS
Directors not employed by the Company received the following compensation in 1996 for their services: (a) $11,000 annual retainer, one half paid in cash, the other half paid in shares of common stock of the Company; (b) $500 for each board meeting attended and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Deferred amounts, plus interest, are paid in annual installments over a three year period beginning no later than the year after retirement from the Board of Directors.
                  MEETINGS OF THE BOARD OF DIRECTORS
During the fiscal year ended December 31, 1996, the Board of Directors met six times.  Each director attended all of the meetings of the Board, with the exception of Mr. P. R. Kellogg, who attended 66% of the Board meetings held. Each director attended 75% or more of all meetings of committees of the Board on which the director served.
                 COMMITTEES OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Directors during 1996 was composed of
John C. Frueh (Chairman), Peter R. Kellogg, Patrick D. J. Kenny and Bernard
C. Ziegler III, Directors who are not officers or employees of the Company. The Committee met three times in 1996. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss financial reporting policies and practices and the system of internal control.  Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Committee recommends the engagement of the independent auditors to the Board of Directors.
The Compensation Committee of the Board of Directors during 1996 was composed of John R. Green (Chairman), Stephen A. Roell and Frederick J. Wenzel, Directors of the Company who are not officers or employees of the Company. During 1996 the Compensation Committee met once and in doing so, the Committee reviewed the overall compensation policy, approved the
Company's annual compensation program, and determined compensation for the chief executive officer of the Company.
The Board of Directors does not have a Nominating Committee.
                   SELECTION OF INDEPENDENT AUDITORS
The Board of Directors will propose the adoption of a resolution approving the Directors' decision to continue the employment of Arthur Andersen LLP as auditors. If the shareholders fail to ratify such selection, the Board will reconsider it. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. Arthur Andersen
LLP performed the following audit services for the Company during 1996:
audits of the annual consolidated financial statements of the Company and its subsidiaries.
                        SHAREHOLDERS PROPOSALS
Proposals of shareholders intended to be presented at next year's annual meeting must be received by the Company no later than November 14, 1997 for inclusion in the Company's proxy materials.
        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 1996 calendar year and written representations made to the Company, the management of the Company reports that during 1996, no director or officer or beneficial owner of more than 10% of the Company's common stock failed to file with the Securities and Exchange Commission on a timely basis reports of beneficial ownership of the Company's securities required by Section
16(a) of the Securities and Exchange Act of 1934, as amended.
                             OTHER MATTERS
The matters referred to in the notice of meeting and in the proxy statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.
The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers of the Company. It is not anticipated that anyone will be specifically engaged to solicit proxies or that special compensation will be paid for that purpose. The Company may reimburse brokers or other nominees for their expenses in communicating with the persons for whom they held stock of the Company.
The Company's 1996 Annual Report, although not a part of this proxy statement, is enclosed.
                               By Order of the Board of Directors,
                               /s/ Janine R. Yovanovich
                               Janine R. Yovanovich
                               Corporate Secretary
           THE ZIEGLER COMPANIES, INC. - SHAREHOLDERS' PROXY
           ANNUAL MEETING - APRIL 21, 1997 AND ADJOURNMENTS
      The undersigned having received the Notice of Annual Meeting and Proxy Statement dated March 14, 1997, and the Annual Report of 1996, hereby appoints
P. D. Ziegler and B. C. Ziegler III, and each of them, as proxy with power of substitution, hereby revoking any previous proxies, to vote for the undersigned at the Annual Meeting of Shareholders of The Ziegler Companies, Inc. (the "Company") on April 21, 1997, and any adjournments thereof, as follows:
      1.   GRANTING       WITHHOLDING       ABSTAIN       authority to vote
           in the election of John C. Frueh, and John R. Green.
      2.   FOR       AGAINST       ABSTAIN       continued employment by the
           Company of Arthur Andersen LLP, as auditors.
      3. In their discretion, upon any other business which may come before the meeting.
THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE
INDIVIDUAL
NOMINEES NAMED ABOVE BY DRAWING A LINE THROUGH THE NOMINEE'S
NAME.
  (Proxy continues on reverse side hereof where it is to be signed.)
PROXY NO.                                                NO. OF SHARES
    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED,
   BUT IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINEES
                      AND IN FAVOR OF PROPOSAL 2.
                                Signed:
                                Date:                           , 1997
                                Please sign exactly as name appears
                                hereon.  If signed as attorney, executor,
                                administrator, trustee or guardian, please
                                give full title as such.  If shares are
                                held in two or more names, all persons so
                                named must sign.  A proxy on behalf of a
                                corporation should be signed in its name
                                by a duly authorized officer.
          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
              PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.